EXHIBIT 3.2

BRITISH COLUMBIA                                                                                                                                      Number: A0066025

CERTIFICATE OF
REGISTRATION
BUSINESS CORPORATIONS ACT

I Hereby Certify that GLOBAL INDUSTRIES CORP. has been registered as an extraprovincial company with an assumed name of PRIVATEKITS.COM INC, under the Business Corporations Act on September 20, 2005 at 12:38 PM Pacific Time.

Issued under my hand at Victoria, British Columbia On September 20, 2005

/s/ Ron Townshend

RON TOWNSHEND
Registrar of Companies
Province of British Columbia
Canada